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                                                               EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Amendment 1 No. 333-53353, Form S-3 Amendment 3 No. 333-01217 and Form S-3 No. 333-50423) of Magellan Health Services, Inc. of our report dated February 18, 2000, with respect to the financial statements of Choice Behavioral Health Partnership included in this Annual Report (Form 10-K/A) for the year ended December 31, 1999.


                                    ERNST & YOUNG LLP


Jacksonville, Florida
March 27, 2000